Exhibit 3

Report of the Board of Directors on the proposed resolution of the Extraordinary Shareholders’ Meeting to (i) amend the previous resolution of the Extraordinary Shareholders’ meeting held on April 27, 2007, (ii) increase the capital of the Company in cash for a maximum amount of €2,200,000 for the issuance of options to purchase ordinary shares of the Company (without a par value) to the company’s employees, directors and consultants pursuant to the Company’s 2007 stock option plan, as amended from time to time, and exclude the pre-emptive right of shareholders of the Company pursuant to article 2441, fifth paragraph, of the Italian Civil Code, and (iii) amend and update article 6 of the Bylaws of the Company.

Dear Shareholders and Holders of American Depositary Shares:

An Extraordinary Shareholders’ meeting of Gentium S.p.A. (the “Company”) has been called in order to examine the proposal of the Board of Directors to (i) amend the resolution of the previous Extraordinary Shareholders’ meeting of the Company held on April 27, 2007 (the “2007 Resolution”); (ii) increase the capital of the Company in cash by a maximum amount of €2,200,000 for the issuance of options to purchase ordinary shares of the Company (without a par value) to the Company’s employees, directors and consultants pursuant to the Company’s 2007 Stock Option Plan, as amended from time to time (the “Plan”); and (iii) amend and update article 6 of the bylaws of the Company, also in light of the above resolutions.

The “first call” for this meeting is April 26, 2010 at 11:00 a.m., Italian time, at the offices of the Notary Public, Mr. Massimo Caspani, in Via Pessina no. 3, Como, Italy.  Should a quorum not be present for the first call (i.e., attendance by shareholders representing the majority of the capital of the Company), a “second call” for this meeting will be on April 30, 2010 at the same time and place. At the second call, if necessary, the same quorum as the first call will be necessary.

Holders of the Company’s American Depositary Shares (“ADSs”) of record on March 5, 2010 will be able to instruct The Bank of New York, the Company’s depositary of the ordinary shares representing the ADSs, to vote those ordinary shares at the meeting pursuant to the terms of the Deposit Agreement dated as of June 15, 2005 between the Company and The Bank of New York. The Bank of New York will vote its ordinary shares pursuant to the instructions it receives from the ADS holders at either the first call or the second call, as the case may be. At the first call or, if necessary, the second call, shareholders representing the majority of the capital of the Company must vote in favour to approve any resolution proposed at the Extraordinary Shareholders’ meeting.  The Board of Directors recommends that you vote in favour of the above matters.

1.	Amendment to the 2007 Resolution

On March 10, 2010, the Board of Directors adopted - and on the date hereof the Ordinary Shareholders’ meeting approved - an amendment of the Plan (i) setting the minimum exercise price for options to be granted under the Plan at €1.94, on the basis of the net worth value of the Company as of December 31, 2009, and (ii) increasing the maximum number of authorized ordinary shares of the Company that may be issued under the Plan by 2,200,000 (in addition to the 1,000,000 ordinary shares previously authorized under the Plan), for a total of 3,200,000 authorized ordinary shares. Accordingly, it would be appropriate to amend the 2007 Resolution.

In connection with the above, the Board proposes to the Extraordinary Shareholders’ meeting to  amend the 2007 Resolution in order to set the minimum exercise price at €1.94, on the basis of the net worth value of the Company as of December 31, 2009. In this respect, the Board notes that the 2007 Resolution has not been fully implemented, as the capital increase approved by the same has not yet been subscribed, in whole or in part.

2.	Capital Increase

Reasons for capital increase

The Company’s Board of Directors believes that it is important to promote the long-term success of the Company and to create shareholder value by (i) offering the employees, directors and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, (ii) increasing such interest, encouraging such persons to continue to provide services to the Company, and (iii) attracting new persons with outstanding qualifications, through the issuance of options to purchase ordinary shares of the Company to such persons.

As mentioned above, on March 10, 2010, the Board of Directors adopted – and on the date hereof the Ordinary Shareholders’ meeting approved - an amendment to the Plan, setting the minimum exercise price at €1.94 and increasing the number of ordinary shares authorized to be issued under such plan by 2,200,000. In connection with the amendment to the Plan, the Board proposes to the Extraordinary Shareholders’ meeting to provide for an increase in capital of the Company by a maximum amount of €2,200,000 through the issuance of a maximum of 2,200,000 ordinary shares (the “Capital Increase”).

Below are some additional details relating to the proposed Capital Increase.

Exclusion of the pre-emptive right of the shareholders

The Board of Directors believes that it is in the best interests of the Company to exclude the pre-emptive right of the shareholders for the Capital Increase pursuant to article 2441, fifth paragraph, of the Italian Civil Code.

Employees, directors and consultants (the “Participants”) would be granted with options to subscribe ordinary shares under the Plan as an incentive to provide services to the Company and increase the value of the Company through such services.

The Board of Directors believes that having the ability to employ and retain key employees is necessary for the success of the Company. Therefore, it is important to attract and retain key employees by having the ability to compensate such employees with stock options.

Subscription price and determination thereof

The Capital Increase would grant the Participants with the right to subscribe to an overall amount of up to 2,200,000 ordinary shares (in addition to the 1,000,000 ordinary shares previously authorized under the Plan), with no par value, at an exercise price equal to at least €1.94 per share.

In order to exclude the pre-emptive right of the shareholders for the Capital Increase pursuant to article 2441, fifth paragraph of the Italian Civil Code, (i) an exercise price must be indicated, (ii) the criteria adopted for the determination of such exercise price must be provided, and (iii) an opinion of the Board of Statutory Auditors attesting to the congruity of such exercise price must be obtained.

It should be further noted that article 2441, sixth paragraph, of the Italian Civil Code further provides that the exercise price shall be fixed having taken into account the net worth of the Company.

The Board of Directors believes that in light of the recent closing prices of the Company’s ADSs and the twelve-year residual term of the Plan, the appropriate minimum exercise price is an amount equal to the higher of (i) the most recent closing price of the Company’s ADSs on the date of grant and (ii) an amount corresponding to €1.94 per share, which was determined based on the Company’s net worth value as of December 31, 2009.

The Board of Statutory Auditors has issued an opinion attesting to the congruity of a €1.94 minimum exercise price per share in connection with the Capital Increase.

3.	Previous capital increases

The Board of Directors proposes to update the text of article 6 of the Company’s Bylaws, by deleting any reference to capital increases that have been completed or whose subscription term has expired.

4.	Amendments to article 6 of the Bylaws of the Company

The Board of Directors deems appropriate to submit to your approval the amendment to article 6 of the Company’s Bylaws, which would be required as a consequence of the resolutions illustrated and proposed under paragraphs 2 and 3 above.

In particular, the Bylaws of the Company should be amended, in order to take into account:

(i)
the capital increase of the Company in cash by a maximum amount equal to €2,200,000 for the issuance of options to purchase a maximum of 2,200,000 shares (in addition to the 1,000,000 ordinary shares previously authorized under the Plan), without a par value, to the Company’s employees, directors and consultants pursuant to the Plan; and

(ii)	the completion or the expiration of the subscription terms of the previous capital increases.

In particular, should the above mentioned proposals be approved by the Extraordinary Shareholders’ meeting of the Company, article 6 of the Company’s Bylaws would be amended as follows.

Current Version	Amended Version

Article 6	Article 6

CAPITAL	CAPITAL

The capital of the company is equal to Euro 14,956,317 (fourteen million nine hundred fifty six thousand three hundred sixteen).	The capital of the company is equal to Euro 14,956,317 (fourteen million nine hundred fifty six thousand three hundred sixteen).

The capital is divided into no. 14,956,317 (fourteen million nine hundred fifty six thousand three hundred sixteen) shares, all without par value.	The capital is divided into no. 14,956,317 (fourteen million nine hundred fifty six thousand three hundred sixteen) shares, all without par value.

By means of a resolution of the shareholders’ meeting dated September 30, 2004, the capital was increased:
• up to a maximum amount equal to Euro 1,335,000 (one million three hundred and thirty five thousand) divided into 1,335,000 shares, solely reserved to the conversion of the convertible bonds issued based on the same resolution of the shareholders’ meeting; as of June 30, 2009, such amount was reduced to Euro 975,495 (nine hundred seventy-five thousand four hundred ninety-five) as a consequence of the conversion of no. 359,505 (three hundred fifty-nine thousand five hundred five) bonds;
• up to a maximum amount equal to Euro 881,100 (eight hundred eighty-one thousand and one hundred) divided into 881,100 shares, reserved for the exercise of the warrants linked to the above mentioned convertible bonds; as of June 30, 2009, such amount was reduced to Euro 858,366 (eight hundred fifty-eight thousand three hundred sixty-six) as a consequence of the exercise of 22,734 (twenty-two thousand seven hundred thirty-four) warrants;

By means of a resolution of the shareholders’ meeting dated September 30, 2004, the capital was increased in cash, on a separable basis, up to an amount equal to Euro 1,560,000 (one million five hundred and sixty thousand), divided into 1,560,000 (one million five hundred and sixty thousand) ordinary shares, to be issued in one or more installments and to be subscribed, within September 30, 2019, only by employees and operating consultants of the company and/or its controlling/controlled companies, (included the current Chairman of the Board of Directors and managers) on the terms and conditions provided in the same resolution; as of June 30, 2009, such amount was reduced to Euro 1,500,000 (one million five hundred thousand) as a consequence of the subscription of 60,000 (sixty thousand) shares.

The directors shall have the power, pursuant to articles 2443 and 2420-ter of the Italian Civil Code - for a five-year term starting from the date of the resolution of the extraordinary shareholders’ meeting dated April 28, 2006 – to:

Current Version	Amended Version

on the terms and conditions provided by the above said resolution of the shareholders’ meeting dated September 30, 2004.

Moreover, the capital increases described above shall not be subject to amendments until the expiration of the terms provided for the exercise of the conversion right and the subscription option; during the period set forth for the conversion, not only the relevant Regulations, but also the provisions of article 2420-bis, fourth and fifth paragraph, and of article 2503-bis of the Italian Civil Code shall be complied with.

By means of a resolution of the shareholders’ meeting dated September 30, 2004, the capital was increased in cash, on a separable basis, up to an amount equal to Euro 4,554,000 (four million five hundred and fifty-four thousand), divided into 4,554,000 (four million five hundred and fifty-four thousand) ordinary shares, to be issued in one or more installments and to be subscribed within September 30, 2009, on the terms and conditions provided in the same resolution; as of June 30, 2009, such amount was reduced to Euro 302,875 (three hundred and two thousand eight hundred seventy-five) as a consequence of the subscription of no. 4,251,125 (four million two hundred fifty-one thousand one hundred twenty-five) shares.

(i)    increase the capital of the Company in cash up to Euro 90 million, in one or more transactions, divided into 90,000,000 (ninety million) shares, with the faculty to reserve all or part of such amount to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for the relevant capital increase;

(ii)  isssue convertible bonds, (even subordinated) and increase the capital of the Company, in one or more transactions, where appropriate or in the interest of the Company up to Euro 10 million, through the relevant issuance of ordinary shares reserved for the conversion of such convertible bonds, it being understood that such convertible bonds may be reserved, in whole or in part, to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for issuance of the convertible bonds;

Current Version	Amended Version
By means of a resolution of the shareholders’ meeting dated September 30, 2004, the capital was increased in cash, on a separable basis, up to an amount equal to Euro 1,560,000 (one million five hundred and sixty thousand), divided into 1,560,000 (one million five hundred and sixty thousand) ordinary shares, to be issued in one or more installments and to be subscribed, within September 30, 2019, only by employees and operating consultants of the company and/or its controlling/controlled companies, (included the current Chairman of the Board of Directors and managers) on the terms and conditions provided in the same resolution; as of June 30 2009, such amount was reduced to Euro 1,500,000 (one million five hundred thousand) as a consequence of the subscription of 60,000 (sixty thousand) shares.

The directors shall have the power, pursuant to articles 2443 and 2420-ter of the Italian Civil Code - for a five-year term starting from the date of the resolution of the extraordinary shareholders’ meeting dated April 28, 2006 – to:

(i)    increase the capital of the Company in cash up to Euro 90 million, in one or more transactions, divided into 90,000,000 (ninety million) shares, with the faculty to reserve all or part of such amount to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for the relevant capital increase;

(ii)  issue convertible bonds, (even subordinated) and increase the capital of the Company, in one or more transactions, where appropriate or in the interest of the Company up to Euro 10 million, through the relevant issuance of ordinary shares reserved for the conversion of such convertible bonds, it being understood that such convertible bonds may be reserved, in whole or in part, to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for issuance of the convertible bonds;

(iii)   in each case, exclude or limit the option right of the shareholders if the Board of directors determines that exclusion or limitation to be in the interest of the Company.

In particular, the Board of Directors may limit or exclude the option right of the shareholders, pursuant to article 2441, fifth paragraph, of the Italian Civil Code, for such reasons as the Board determines to be in the interest of the Company, including but not limited to reserving the capital increase to (i) strategic investors, such as biotechnology companies, pharmaceutical companies, healthcare companies, investment funds and private equity funds specializing in the biotechnology, pharmaceutical and/or healthcare industries, and other entities or individuals having a portfolio that includes stakes in biotechnology, pharmaceutical or healthcare companies and/or (ii) entities or individuals that are accredited investors or qualified institutional buyers under U.S. law (collectively, the “Strategic Investors”). The option right, in case of issuance of convertible bonds and/or warrants, may be excluded and/or limited in the event such financial instruments are granted to Strategic Investors and/or current owners of convertible bonds and/or warrants of the Company.

By means of a resolution dated May 31, 2006, the Board of Directors – in partial execution of the power granted to it by Extraordinary Shareholders’ meeting of April 28, 2006 pursuant to Article 2443 of the Italian Civil Code – resolved, inter alia, with exclusion of the option right pursuant to Article 2441 fifth paragraph of the Italian Civil Code, to increase the capital of the Company in cash up to an amount equal to Euro 466,446 (four hundred sixty-six thousand four hundred forty-six), divided into 466,446 (four hundred sixty-six thousand four hundred forty-six) ordinary shares, reserved to the exercise of the warrants, the issuance of which has been resolved at the same time; as of June 30, 2009, such amount was reduced to 322,526 (three hundred twenty-two thousand five hundred twenty-six) Euro as a consequence of the exercise of 143,920 (one hundred forty-three thousand nine hundred and twenty) warrants, on the terms and conditions provided by the above said resolution of the Board of Directors dated May 31, 2006 and the documents attached thereto.

Current Version	Amended Version
(iii) in each case, exclude or limit the option right of the shareholders if the Board of directors determines that exclusion or limitation to be in the interest of the Company.

In particular, the Board of Directors may limit or exclude the option right of the shareholders, pursuant to article 2441, fifth paragraph, of the Italian Civil Code, for such reasons as the Board determines to be in the interest of the Company, including but not limited to reserving the capital increase to (i) strategic investors, such as biotechnology companies, pharmaceutical companies, healthcare companies, investment funds and private equity funds specializing in the biotechnology, pharmaceutical and/or healthcare industries, and other entities or individuals having a portfolio that includes stakes in biotechnology, pharmaceutical or healthcare companies and/or (ii) entities or individuals that are accredited investors or qualified institutional buyers under U.S. law (collectively, the “Strategic Investors”). The option right, in case of issuance of convertible bonds and/or warrants, may be excluded and/or limited in the event such financial instruments are granted to Strategic Investors and/or current owners of convertible bonds and/or warrants of the Company.

By means of a resolution dated December 15, 2006, the Board of Directors – in partial execution of the power granted by Extraordinary Shareholders’ meeting of April 28, 2006 pursuant to Article 2443 of the Italian Civil Code – resolved, with exclusion of the option right pursuant to Article 2441 fifth paragraph of the Italian Civil Code, to increase the capital of the Company in cash up to an amount equal to Euro 151,200 (one hundred fifty-one thousand two hundred), divided into 151,200 (one hundred fifty-one thousand two hundred) ordinary, reserved to the exercise of the warrants, the issuance of which has been resolved at the same time; as of June 30, 2009, such amount was reduced to Euro 43,210 (forty-three thousand two hundred and ten) as a consequence of the exercise of 107,990 (one hundred and seven thousand nine hundred and ninety) warrants, on the terms and conditions provided by the above said resolution of the Board of Directors dated December 15, 2006 and the documents attached thereto.

By means of a resolution of the extraordinary shareholders’ meeting dated April 27, 2007, the capital of the Company was increased, with the exclusion of the pre-emptive right pursuant to article 2441, fifth paragraph, of the Italian Civil Code, in cash up to an amount equal to Euro 1,000,000 (one million) divided into 1,000,000 (one million) shares, reserved to the exercise of options to be granted to employees, directors, and consultants of the Company under the Company’s equity incentive plans, on the terms and conditions provided by the above said resolution of the Shareholders’ meeting.

Current Version	Amended Version
By means of a resolution dated May 31, 2006, the Board of Directors – in partial execution of the power granted to it by Extraordinary Shareholders’ meeting of April 28, 2006 pursuant to Article 2443 of the Italian Civil Code – resolved, inter alia, with exclusion of the option right pursuant to Article 2441 fifth paragraph of the Italian Civil Code, to increase the capital of the Company in cash up to an amount equal to Euro 466,446 (four hundred sixty-six thousand four hundred forty-six), divided into 466,446 (four hundred sixty-six thousand four hundred forty-six) ordinary shares , reserved to the exercise of the warrants, the issuance of which has been resolved at the same time; as of June 30, 2009, such amount was reduced to 322,526 (three hundred twenty-two thousand five hundred twenty-six) Euro as a consequence of the exercise of 143,920 (one hundred forty-three thousand nine hundred and twenty) warrants, on the terms and conditions provided by the above said resolution of the Board of Directors dated May 31, 2006 and the documents attached thereto.

By means of a resolution dated December 15, 2006, the Board of Directors – in partial execution of the power granted by Extraordinary Shareholders’ meeting of April 28, 2006 pursuant to Article 2443 of the Italian Civil Code – resolved, with exclusion of the option right pursuant to Article 2441 fifth paragraph of the Italian Civil Code, to increase the capital of the Company in cash up to an amount equal to Euro 151,200 (one hundred fifty-one thousand two hundred), divided into 151,200 (one hundred fifty-one thousand two hundred) ordinary shares, reserved to the exercise of the warrants, the issuance of which has been resolved at the same time; as of June 30, 2009, such amount was reduced to Euro 43,210 (forty-three thousand two hundred and ten) as a consequence of the exercise of 107,990 (one hundred and seven thousand nine hundred and ninety) warrants, on the terms and conditions provided by the above said resolution of the Board of Directors dated December 15, 2006 and the documents attached thereto.

By means of a resolution of the extraordinary shareholders’ meeting dated April 27, 2007, the capital of the Company was increased, with the exclusion of the pre-emptive right pursuant to article 2441, fifth paragraph, of the Italian Civil Code, in cash up to an amount equal to Euro 1,000,000 (one million) divided into 1,000,000 (one million) shares, reserved to the exercise of options to be granted to employees, directors, and consultants of the Company under the Company’s equity incentive plans - on the terms and conditions provided by the above said resolution of the Shareholders’ meeting.

The Board of Directors shall have the power, pursuant to article 2443 of the Italian Civil Code – within and not later than June 30, 2014– to increase the capital of the Company in cash, up to an amount equal to Euro 100,000,000 (including the possible share premium) on a separable basis, in one or more transactions, for a rights offering, (i) with the faculty to reserve all or part of such amount to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for the relevant capital increase, (ii) and with the faculty to reserve 1/4 of any such capital increase to employees under the Company’s equity incentive plans in effect from time to time, and (iii) to determine the modalities, terms and conditions of any such capital increase (including the measure of possible share premium) within the limits a and the context of the resolution taken by the  Shareholders’ meeting on June 30, 2009.

The Board of Directors shall have the power, pursuant to article 2443 of the Italian Civil Code - within and not later than June 30, 2014 – to increase the capital of the Company in cash, up to an amount equal to Euro 100,000,000 (including the possible share premium) on a separable basis, in one or more transactions, for a rights offering, (i) with the faculty to reserve all or part of such amount to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for the relevant capital increase, (ii) and with the faculty to reserve 1/4 of any such capital increase to employees under the Company’s equity incentive plans in effect from time to time, and (iii) to determine the modalities, terms and conditions of any such capital increase (including the measure of possible share premium) within the limits a and the context of the resolution taken by the Shareholders’ meeting on  June 30, 2009.

By means of a resolution of the shareholders’ meeting dated April 26, 2010 the capital was increased, with the exclusion of the pre-emptive right pursuant to article 2441, fifth paragraph, of the Italian Civil Code, by a maximum amount of Euro 2,200,000 divided into a maximum of 2,200,000 shares, having no par value, reserved to the exercise of options to be granted to employees, directors, and consultant of the Company pursuant to the Company’s 2007 Stock Option Plan, on the terms and conditions provided in the same resolution.

Current Version	Amended Version
By means of a resolution of the extraordinary shareholders’ meeting dated April 27, 2007, the capital of the Company was increased, with the exclusion of the pre-emptive right pursuant to article 2441, fifth paragraph, of the Italian Civil Code, in cash up to an amount equal to Euro 1,000,000 (one million) divided into 1,000,000 (one million) shares, reserved to the exercise of options to be granted to employees, directors, and consultants of the Company under the Company’s equity incentive plans - on the terms and conditions provided by the above said resolution of the Shareholders’ meeting.

The Board of Directors shall have the power, pursuant to article 2443 of the Italian Civil Code – within and not later than June 30, 2014– to increase the capital of the Company in cash, up to an amount equal to Euro 100,000,000 (including the possible share premium) on a separable basis, in one or more transactions, for a rights offering, (i) with the faculty to reserve all or part of such amount to the exercise of warrants issued by means of the same resolution of the Board of Directors providing for the relevant capital increase, (ii) and with the faculty to reserve 1/4 of any such capital increase to employees under the Company’s equity incentive plans in effect from time to time, and (iii) to determine the modalities, terms and conditions of any such capital increase (including the measure of possible share premium) within the limits a and the context of the resolution taken by the  Shareholders’ meeting on June 30, 2009.

In light of the above, the Board of Directors proposes to hold an Extraordinary Shareholders’ meeting to approve the following resolutions:

At the Extraordinary Shareholders’ meeting of Gentium S.p.A., after having examined and approved the report of the Board of Directors, the shareholders

RESOLVED

•	to amend the 2007 Resolution;

•
to increase the capital of the Company in cash by a maximum amount of €2,200,000 for the issuance of options to purchase a maximum of 2,200,000 shares, without a par value, to the Company’s employees, directors and consultants pursuant to the Plan, as amended;

•	to amend article 6 of the bylaws of the Company, as indicated above; and

•
to grant Dr. Khalid Islam with the power to carry out all the necessary formalities in order to implement the above mentioned resolutions, including, but not limited to, the power to carry out the necessary formalities in order to register such resolutions with the Register of Enterprises and to delegate such powers to his designee(s).

* * *

March 16, 2010

The Board of Directors